Exhibit 4.2

EXECUTION VERSION

INTELLON CORPORATION

SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

December 15, 2006

SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) dated as of December 15, 2006, is by and among Intellon Corporation, a Delaware corporation (the “Company”), the holders of the Company’s Series A Convertible Preferred Stock, $.0001 par value (the “Series A Stock”) (collectively, the “Series A Investors” and individually, a “Series A Investor”), the holders of the Company’s Series B Convertible Preferred Stock, $.0001 par value (the “Series B Stock”) (collectively, the “Series B Investors” and individually a “Series B Investor”) and the holders of the Company’s Series C Convertible Preferred Stock, $.0001 par value (the “Series C Stock” and together with the Series A Stock and the Series B Stock the “Preferred Stock”) (collectively, the “Series C Investors” individually a “Series C Investor,” and together with the Series A Investors and the Series B Investors, the “Investors”), and amends and restates in its entirety that certain Amended and Restated Investors’ Rights Agreement, dated March 15, 2005, by and among the Company and the Series A Investors and Series B Investors (the “Prior Agreement”). The names and addresses of all parties to this Agreement are set forth on Schedule I hereto.

WHEREAS, the Series C Investors are purchasing an aggregate of 13,449,899 shares of the Company’s Series C Stock, pursuant to the Series C Convertible Preferred Stock Purchase Agreement of even date herewith (the “Purchase Agreement”); and

WHEREAS, in order to induce the Series C Investors to invest in the Company, the parties desire to enter into this Agreement and to amend and restate the Prior Agreement; and

WHEREAS, pursuant to the Prior Agreement, the Prior Agreement may be amended and the observance of any term of the Prior Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of fifty percent (50%) of the “Registrable Securities” as that term is defined in the Prior Agreement (such holders, the “Required Percentage”); and

WHEREAS, the parties executing this Agreement comprise the Company and the Required Percentage;

NOW, THEREFORE, in consideration of the premises, the agreements set forth below, and the parties’ desire to further the interests of the Company and its present and future stockholders, the parties agree as follows:

SECTION 1: CERTAIN DEFINITIONS.

As used in this Agreement, the following terms have the following respective meanings:

“Affiliate” means any Person who, directly or indirectly, controls, manages, is controlled by, managed by or is under common control or management with any other Person; provided, that Persons shall not be deemed Affiliates based solely upon those Persons having made investments in the same entity.

“BCE” means BCE Inc.

“BCE Entities” means BCE, BCE Capital Inc. and any entity affiliated with or related to BCE.

“Board” means the board of directors of the Company as constituted from time to time.

“Charter” means the Company’s Certificate of Incorporation, as amended to date and as amended and/or restated from time to time.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Comcast” means Comcast Interactive Capital, LP.

“Comcast Group” means Comcast and its partners, Affiliates and Affiliates of partners.

“Common Stock” means the Common Stock, $.0001 par value, of the Company, as constituted as of the date of this Agreement.

“Conversion Shares” means shares of Common Stock issued or issuable upon conversion of the Purchased Shares.

“Designated Strategic Investor” means Intel Corporation, Samsung Venture Investment Corporation, Motorola, Inc. and their Affiliates. Each Designated Strategic Investor shall be identified as such in Schedule I hereto and in any relevant amendment thereto pursuant to Section 5.11.

“Designated Strategic Investor Entity,” with respect to a Designated Strategic Investor, means the Designated Strategic Investor and/or any entity now or hereafter owned or controlled by or under common control with such Designated Strategic Investor.

“Director” means any person who is a member of the Board.

“Employee Agreement” means an agreement in substantially the form of Exhibit 2.10(a) to the Purchase Agreement, or any successor or superseding agreement approved by the Board.

“EnerTech Entities” means any entity affiliated with or related to any of the EnerTech Investors.

“EnerTech Investors” means, collectively EnerTech Capital Partners II, L.P. and ECP II Interfund L.P. and “EnerTech Investor” refers to either one of the EnerTech Investors.

“Equity Security” means any equity security (as defined in Rule 3a11-1 under the Securities Exchange Act of 1934, as amended) of the Company, including, without limitation, any capital stock (including, without limitation, Common Stock and Preferred Stock), any debt security which by its terms is convertible into or exchangeable for any equity security of the Company, any security that is a combination of debt and equity, or any option, warrant or other right to subscribe for, purchase or otherwise acquire any such equity security or any such debt security of the Company.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Fidelity Entities” means any entity affiliated with or related to any of the Fidelity Investors, and shall include, without limitation (and without implication that any of the following are in fact “Affiliates” of each other): FMR Corp. and its subsidiaries and Affiliates; Fidelity International Limited and its subsidiaries and Affiliates; Fidelity International Ventures Limited; Fidelity Investors Limited Partnership; Fidelity Investors II Limited Partnership; Fidelity Investors III Limited Partnership; Fidelity Ventures III Limited Partnership; Fidelity Ventures Principals I, LLC; Fidelity Ventures Principals III Limited Partnership; Fidelity Investors IV Limited Partnership; Fidelity Investors V Limited Partnership; Fidelity Investors VI Limited Partnership; Fidelity Ventures IV Limited Partnership; Fidelity Ventures Principals IV Limited Partnership; FILP Capital Reserves Limited Partnership; Fidelity Greater China Ventures Fund Limited Partnership; Fidelity Ventures II, Limited Partnership; Fidelity Seaport Limited Partnership; any other limited partnership owned or controlled by shareholders of FMR Corp.; Fidelity Foundation; Fidelity Non-Profit Management Foundation; and the Edward C. Johnson Fund; and “Fidelity Entity” refers to any one of the Fidelity Entities.

“Fidelity Investors” means, collectively, Fidelity Ventures III, Limited Partnership; Fidelity Investors III Limited Partnership; Fidelity Ventures Principals III Limited Partnership; and Fidelity Ventures Principals I, L.L.C.; and “Fidelity Investor” refers to any one of the Fidelity Investors.

“Financing Documents” means the Purchase Agreement, this Agreement, the Second Amended and Restated Stockholders Agreement dated the date hereof among the Company and the Persons listed on Schedule I thereto (the “Stockholders Agreement”), and any agreement that must be executed and delivered as a condition to the Series C Investors’ obligations to close under such Purchase Agreement, in each case as may be amended and/or restated from time to time.

“Form S-3” means Form S-3 promulgated by the SEC, or any successor or similar form so promulgated.

“fully-diluted basis” means for purposes of this Agreement, when a given number of shares held or outstanding is to be determined on a “fully-diluted basis”, such number shall include shares of capital stock held or outstanding assuming the exercise by the holder(s) thereof of all vested options, warrants or other rights to acquire capital stock of the Company or securities convertible into or exchangeable for capital stock of the Company, and then the conversion and exchange by such holder(s) of all securities of the Company convertible into or exchangeable for capital stock of the Company.

“Goldman Investor” means Goldman, Sachs & Co.

“Goldman Entity” means any entity affiliated with or related to Goldman Investor.

“HQC” means Hydro-Quebec CapiTech Inc.

“HQC Entity” means HQC or any entity affiliated with or related to HQC.

“Holder” means any Person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 2.9 hereof.

“Initial Public Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock under the Securities Act.

“Initiating Holders” has the meaning ascribed to it Section 2.1(a).

“Liberty Entities” means the Liberty Investor and any entity that the Liberty Investor and/or Liberty Associated Partners, L.P. now or hereafter owns, directly or indirectly, any equity ownership in, or is related to, including without limitation, the Current Group, LAP Current Holdings, LLC and/or any holdings of any thereof.

“Liberty Investor” means LAP Intellon Holdings, LLC.

“Major Investor” means any Investor that from time to time holds an aggregate of at least five percent (5%), by voting power, of the outstanding shares of Preferred Stock.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, trust, or unincorporated organization, or a government or any agency or political subdivision thereof, and “Persons” means any two or more of any of the foregoing.

“Preferred Stock Holders” means the holders of Preferred Stock, and “Preferred Stock Holder” refers to any one of them.

“Purchased Shares” means the shares of Preferred Stock.

“Qualified Public Offering” means a firm commitment underwritten public offering of shares of Common Stock in which (x) the aggregate gross proceeds from such offering to the Company shall be at least $30,000,000 and (y) the price per share paid by the public for such shares shall be at least $2.6766 (subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event affecting such shares).

The terms “register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

“Registrable Securities” means (i) the Conversion Shares, (ii) any other shares of Common Stock now owned or hereafter acquired by an Investor and (iii) any shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i) and (ii) above; provided, however, that “Registrable Securities” shall not include any shares sold or otherwise transferred by a Person in a transaction in which such Person’s rights under Section 2 are not assigned as permitted by Section 2.9 of this Agreement. When reference is made in this Agreement to a request or consent of holders of a certain percentage of Registrable Securities, the determination of such percentage shall include shares of Common Stock issuable upon conversion or exercise of the Purchased Shares or any warrant, right or other security referenced in the parenthetical of clause (iii) above.

“Reserved Employee Shares” means shares of Common Stock issued or to be issued by the Company pursuant to a stock purchase, stock grant or stock option plan or arrangement for employees, directors or consultants of the Company, which plan or arrangement shall have been approved by the Board.

“Samsung Investor” means Samsung Venture Investment Corporation.

“Samsung Entity” means any entity affiliated with or related to Samsung Investor.

“Satter Group” means (i) Muneer A. Satter and his spouse and their siblings, parents, ancestors, descendants (whether natural or adopted), and any of such descendant’s spouses, (ii) any public or private charity or foundation or similar entity in which Muneer A. Satter serves as a trustee or board member or in a similar capacity, (iii) any trust which is for the benefit of Muneer A. Satter and/or the persons described in clause (i) and/or the charities or other entities described in clause (ii) and/or the entities described in clause (iv), and (iv) any family limited partnership, limited liability company, Subchapter S corporation or other entity the partners, members, or other equity owners of which consist of Muneer A. Satter and/or the persons described in clause (i) and/or the charities or other entities described in clause (ii) and/or the trusts described in clause (iii).

“Satter Investors” means, collectively the Muneer A. Satter Revocable Trust, Abdus Satter Trust dated 7/25/00 and Satter Family Trust dated 7/25/00 and “Satter Investor” refers to any one of Satter Investors.

“SEC” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act and the Exchange Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Series A Directors” means the directors elected by the holders of the Series A Stock, voting together as a separate class.

“Series B Director” means the director designated by BCE pursuant to the Stockholders Agreement.

“Series C Registrable Securities” means (i) the Conversion Shares related solely to the Series C Stock, (ii) any other shares of Common Stock now owned or hereafter acquired by a Series C Investor and (iii) any shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i) and (ii) above; provided, however, that “Series C Registrable Securities” shall not include any shares sold or otherwise transferred by a Person in a transaction in which such Person’s rights under Section 2 are not assigned as permitted by Section 2.9 of this Agreement. When reference is made in this Agreement to a request or consent of holders of a certain percentage of Series C Registrable Securities, the determination of such percentage shall include shares of Common Stock issuable upon conversion or exercise of the Series C Stock or any warrant, right or other security referenced in the parenthetical of clause (ii) above.

“TL Entities” means any entity affiliated with or related to any of the TL Investors.

“TL Investors” means, collectively Technology Leaders II L.P. and Technology Leaders II Offshore C.V. and “TL Investor” refers to either of the TL Investors.

“Treasury Regulations” means the regulations promulgated under the Internal Revenue Code, as such regulations may be amended from time to time.

SECTION 2: REGISTRATION RIGHTS.

2.1 Demand Registration.

(a.) Subject to the conditions of this Section 2.1, if the Company shall receive at any time after the earlier of (i) March 15, 2008, or (ii) six months after the effective date of the Initial Public Offering a written request from the Holders of at least forty percent (40%) or more of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities (such Holders, collectively, the “Initiating Holders”), then the Company shall, within twenty (20) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.1, use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered in a written request received by the Company within twenty (20) days of the mailing of the Company’s notice pursuant to this Section 2.1(a); provided, however, that if the Company shall receive at any time after the earlier of (i) two (2) years after the date of this Agreement, or (ii) six (6) months after the effective date of the Initial Public Offering a written request from the Holders of at least thirty (30%) percent or more of the Series C Registrable Securities then outstanding that the Company file a registration statement covering the public distribution of Registrable Securities, then the Company shall, within twenty (20) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.1, use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered in a written request received by the Company within twenty (20) days of the mailing of the Company’s notice pursuant to this Section 2.1(a) and such Holders shall be considered by the Company Initiating Holders for all purposes under the terms of this Agreement.

(b.) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.1 and the Company shall include such information in the written notice referred to in Section 2.1(a). In such event the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by the holders of a majority of the Registrable Securities to be included in such registration) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the holders of a majority of the Registrable Securities to be included in such registration (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 2.1, if the underwriter advises the Company that marketing factors require a limitation of the number of securities underwritten (including Registrable Securities), then any and all shares included by the Company and by Persons other than Holders of Registrable Securities shall be excluded from the underwriting to the extent necessary to satisfy such marketing limitation. If after the exclusion of such shares it is determined that Registrable Shares are required to be excluded from the underwriting owing to such marketing limitation, then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(c.) The Company shall not be required to effect a registration pursuant to this Section 2.1:

i. after the Company has effected two (2) registrations pursuant to this Section 2.1, and such registrations have been declared or ordered effective; provided, however, that a registration will not count as a registration pursuant to this Section 2.1 unless the Holders requesting such registration are able to register the offering and sell at least 50% of the shares of the Registrable Securities that they have requested be included in such registration.

ii. during the period starting with the date of the filing of, and ending on a date one hundred eighty (180) days following the effective date of, a Company-initiated registration subject to Section 2.2 below, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

iii. within one hundred eighty (180) days after the effective date of any registration made pursuant to this Section 2.1 or Section 2.2 hereof;

iv. if the Initiating Holders propose to sell shares of Registrable Securities, the Company is then eligible to register such shares of Registrable Securities immediately on Form S-3 and the Company has agreed to undertake such registration.

v. if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.1, a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board, based on advice of counsel, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders, provided that such right to delay a request shall be exercised by the Company not more than once in any twelve-month period.

2.2 Company Registration.

(a.) Notice of Company Registration. If, at any time or from time to time, the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its capital stock or other securities under the Securities Act in connection with the public offering of such securities (other than (i) a registration statement on Form S-4 relating solely to a transaction under Rule 145 of the Securities Act, (ii) a registration statement on Form S-1 or S-8 relating to employee stock option or purchase plans, or (iii) a registration statement on any successor to such Forms S-1, S-4 and S-8), the Company shall notify each Holder in writing at least thirty (30) days prior to the filing of any such registration and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Upon the written request of each Holder given within twenty (20) days after receipt of such notice from the Company in accordance with Section 5.1, the Company shall, subject to the other provisions of this Section 2.2, use its best efforts to cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

(b.) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.6 hereof.

(c.) Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under this Section 2.2 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting reasonably agreed upon between the Company and the underwriters selected by it (or by other Persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with an underwriter or underwriters selected by the Company. In the event that the underwriters advise the Company that marketing factors require a limitation of the number of shares to be underwritten, the Company and its underwriters shall allocate the number of shares requested to be registered by each of the holders thereof as follows: (i) first, to the Company; (ii) second, to the Holders of Registrable Securities that have elected to participate in such offering, pro rata according to the number of Registrable Securities held by each such Holder; and (iii) third, to the extent additional securities may be included in such offering, to those holders of securities that may be offered as part of the registration who are seeking to participate in such registration, in amounts to be determined in the discretion of the Board; provided, however, that no such reduction shall reduce the amount of securities of the selling Holders included in the registration below thirty percent (30%) of the total amount of securities included in such registration, unless such offering is the Initial Public Offering and such registration does not include shares of any other selling stockholders, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding clause. In no event will shares of any other selling stockholder be included in such registration that would reduce the number of shares which may be included by Holders without the written consent of Holders of not less than a majority of the Registrable Securities proposed to be sold in the offering. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered no later than ten (10) business days prior to the effective date of the registration statement.

2.3 Form S-3 Registration. In case the Company shall receive from the Holders of any Registrable Securities a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall:

(a.) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b.) use best efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company, provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 2.3:

i. if Form S-3 (or any successor to Form S-3) is not available for such offering by the Holders;

ii. if the estimated gross proceeds from the sale of the Registrable Securities sought to be registered would be less than $1,000,000;

iii. if the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 90 days after receipt of the request of the Holder or Holders under this Section 2.3; provided, however, that the Company shall not utilize this right more than once in any twelve-month period;

iv. if the Company has, within the twelve-month period preceding the date of such request, already effected two registrations on Form S-3 (or any successor to Form S-3) for the Holders pursuant to this Section 2.3; or

v. in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required under the Securities Act.

(c.) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as reasonably practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 2.3 shall not be counted as requests for registration effected pursuant to Section 2.1.

2.4 Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably practicable:

(a.) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and keep such registration statement effective for a period of up to two years or, if earlier, until the distribution contemplated in the registration statement has been completed;

(b.) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(c.) furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d.) use best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required under the Securities Act;

(e.) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

(f.) immediately notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(g.) cause all such Registrable Securities registered pursuant hereto to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(h.) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereto and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(i.) use its best efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters; and

(j.) in connection with the registration of any Registrable Securities, prior to the filing of such registration statement, make available for inspection by each Holder selling Registrable Securities in such registration, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, a copy of the registration statement, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement and provide each holder and its counsel with the opportunity to participate in the preparation of the registration statement.

2.5 Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities.

2.6 Expenses of Registration. All expenses (other than underwriting discounts and commissions) incurred in connection with registrations, filings or qualifications pursuant to Sections 2.1, 2.2 and 2.3, including, without limitation, all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 or Section 2.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be requested in the withdrawn registration), provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 2.1 or 2.3.

2.7 Indemnification; Contribution.

(a.) In the event of a registration of any of the Registrable Securities under the Securities Act pursuant to Sections 2.1, 2.2 or 2.3, the Company will indemnify and hold harmless each seller of such Registrable Securities thereunder, each underwriter of such Registrable Securities thereunder and each other Person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act pursuant to Sections 2.1, 2.2 or 2.3, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state or other securities law in connection with the offering covered by such registration statement and the Company will reimburse each such seller, each such underwriter and each such controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, including amounts paid in settlement thereof; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission which occurs in reliance upon or in connection with written information furnished expressly for use in connection with such registration by any such seller, any such underwriter or any such controlling Person.

(b.) In the event of a registration of any of the Registrable Securities under the Securities Act pursuant to Sections 2.1, 2.2 or 2.3, each seller of such Registrable Securities thereunder, severally and not jointly, will indemnify and hold harmless the Company, each Person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each Person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the Securities Act pursuant to Sections 2.1, 2.2 or 2.3, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such seller, any such underwriter or any such controlling person, and provided, further, however, that the liability of each seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the shares sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the net proceeds received by such seller from the sale of Registrable Securities covered by such registration statement.

(c.) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 2.7 and shall only relieve it from any liability which it may have to such indemnified party under this Section 2.7 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.7 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred. The indemnifying party shall not be liable to indemnify any indemnified party for any settlement of any action effected without the indemnifying party’s consent (which consent shall not be unreasonably withheld or delayed). The indemnifying party shall not, except with the approval of each party being indemnified under this Section 2.7(c), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving of the claimant or the plaintiff to the parties being so indemnified of a release from all liability in respect to such claim or litigation.

(d.) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Registrable Securities exercising rights under this Agreement, or any controlling Person of any such holder, makes a claim for indemnification pursuant to this Section 2.7 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.7 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling holder or any such controlling Person in circumstances for which indemnification is otherwise required under this Section 2.7; then, and in each such case, the Company and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the holder of Registrable Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations or, if the allocation provided herein is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Company and any holder of Registrable Securities from the offering of the securities covered by such registration statement. The relative fault of the Company on the one hand and of the holder of Registrable Securities on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the holder of Registrable Securities on the other, and each party’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (A) no such holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered by it pursuant to such registration statement, but not in any event to exceed the net proceeds received by such seller from the sale of Registrable Securities covered by such registration statement; and (B) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e.) The obligations of the Company and Holders under this Section 2.7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 2 and shall survive the termination of this Agreement.

2.8 Reports Under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to use its best efforts to:

(a.) make and keep public information available, as those terms are understood and defined in SEC Rule 144 after the Company is subject to the reporting requirements of the Exchange Act;

(b.) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c.) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

2.9 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such Registrable Securities provided that such assignee or transferee (i) is a subsidiary, Affiliate, parent, partner, limited partner, retired partner, member or stockholder of a Holder, (ii) is a Holder’s family member or trust for the benefit of an individual Holder, (iii) in the case of any Fidelity Investor, is another Fidelity Investor or a Fidelity Entity, (iv) in the case of Comcast, is a member of the Comcast Group, (v) in the case of an EnerTech Investor, is another EnerTech Investor or an EnerTech Entity (vi) in the case of a Liberty Investor, is another Liberty Entity, (vii) in the case of a Satter Investor, is another Satter Investor or a member of the Satter Group, (viii) in the case of a TL Investor, is another TL Entity, (ix) after such assignment or transfer, holds at least 750,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), (x) in the case of BCE, is another BCE Entity, (xi) in the case of HQC, is a HQC Entity, (xii) in the case of Goldman Investor, is another Goldman Entity, (xiii) in the case of Samsung Investor, is another Samsung Entity, or (xiv) in the case of a Designated Strategic Investor, is a Designated Strategic Investor Entity; provided that: (A) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (B) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement and the Stockholders Agreement; and (C) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

2.10 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders holding at least fifty percent (50%) of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are more favorable than the registration rights granted to the Holders hereunder.

2.11 “Market Stand-Off” Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Initial Public Offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days), (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by the Holder or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing provisions of this Section 2.11 shall (a) apply only to the Initial Public Offering, (b) not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, (c) not apply to transfers from any Fidelity Investor to any Fidelity Entity that is a charitable organization (including, without limitation, Fidelity Foundation, Fidelity Non-Profit Management Foundation or the Edward C. Johnson Fund), or to any subsequent transferee thereof, so long as any such transferee agrees in writing to be subject to the terms of this Agreement (other than the provisions of this Section 2.11) to the same extent as if it were a party hereto, and (d) apply to the Holders only if all executive officers and directors and greater than one percent (1%) stockholders of the Company enter into similar agreements, and if any of the provisions of such agreements are waived or terminated with respect to any of such persons, the foregoing provisions shall be waived or terminated with respect to each Holder to the same extent. If the Company or the underwriter (if any) managing the Initial Public Offering waive (in whole or in part) the market standoff for any officer, director, employee, stockholder holding shares issued pursuant to the Company’s equity compensation plans, any other Holder or any stockholders that hold one percent (1%) or more of the Company’s voting or equity securities, then the market standoff shall be waived to the same extent for each Holder. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other Person subject to the foregoing restriction) until the end of such period.

2.12 Termination of Registration Rights. After the fifth anniversary of the Company’s Initial Public Offering (such fifth anniversary, the “Fifth Anniversary Date”), the Company shall have no obligation to commence a new registration of Registrable Securities pursuant to Sections 2.1 or 2.3 hereunder, or to include Registrable Securities in a Company-initiated registration filed after such Fifth Anniversary Date; otherwise, all of the Company’s obligations under this Section 2 shall survive and continue on and after the Fifth Anniversary Date, including, without limitation, the Company’s obligation to maintain the effectiveness of any registration statements filed prior to the Fifth Anniversary Date and the Company’s indemnification and contribution obligations set forth in Section 2.7 hereof.

SECTION 3: PREFERRED STOCK HOLDERS’ RIGHT OF FIRST OFFER.

3.1 Right of First Offer. In the event that the Company proposes to offer or sell any of its Equity Securities at any time after the date hereof, the Company shall first offer a portion of such Equity Securities to the Preferred Stock Holders in accordance with the following provisions. The Company shall deliver a notice in accordance with Section 5.1 to the Preferred Stock Holders stating (i) its bona fide intention to offer such Equity Securities, (ii) the total number of such Equity Securities to be offered (the “Offering Securities”), and (iii) the price and terms upon which it proposes to offer such Offering Securities (such notice, an “Equity Offering Notice”). Such Equity Offering Notice shall constitute an offer by the Company, which shall remain open and irrevocable for a period of twenty (20) days following its receipt by each such Preferred Stock Holder (such offer, the “Company Offer”), to sell to each such Preferred Stock Holder, at the price and on the terms specified therein, up to that portion of the Offering Securities that equals the proportion that the number of shares of Preferred Stock of the Company then held by such Preferred Stock Holder, determined on an as converted basis, bears to the total number of shares of Preferred Stock of the Company then outstanding, determined on an as converted basis (for each such holder, its “Basic Amount”).

3.2 Notice of Acceptance. Notice of each Preferred Stock Holder’s intention to accept, in whole or in part, any Company Offer made pursuant to Section 3.1 shall be evidenced by a writing signed by such Preferred Stock Holder and delivered to the Company prior to the end of the 20-day period of such offer, setting forth such of the Preferred Stock Holder’s Basic Amount as such Preferred Stock Holder elects to purchase (the “Notice of Acceptance”). If the Basic Amounts subscribed for by all Preferred Stock Holders are less than the aggregate number of Offering Securities that were offered to all such Preferred Stock Holders (such unsubscribed for balance being the “Available Undersubscription Securities”), then the Company shall promptly notify in writing the Preferred Stock Holders who have elected to purchase their full Basic Amount and shall offer such Preferred Stock Holders the right to acquire such Available Undersubscription Securities. The Preferred Stock Holders shall have five (5) days after receipt of such notice to notify the Company of its election to purchase all or a portion thereof (such amount elected being referred to herein as the “Undersubscription Amount”) of the Available Undersubscription Securities (such notice being referred to herein as a “Second Notice of Acceptance”). Each Preferred Stock Holder that has set forth an Undersubscription Amount in its Second Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amount subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if such eligible Preferred Stock Holders elect in the aggregate to purchase more than the total number of Available Undersubscription Securities, then the Available Undersubscription Securities shall be allocated proportionally among such participating Preferred Stock Holders, based on the number of shares of Preferred Stock of the Company then held by each such participating Preferred Stock Holder, determined on an as converted basis, in relation to the total number of shares of Preferred Stock of the Company then held by all such participating Preferred Stock Holders, determined on an as converted basis. Such proportionate allocations shall be made, if and as necessary, in serial fashion until all of the Available Undersubscription Securities have been allocated to such participating Preferred Stock Holders wishing to subscribe for the Available Undersubscription Securities, until all of the Available Undersubscription Securities sought to be purchased have been allocated. The Board of Directors may in good faith round the number of Offering Securities to be allocated to any electing Preferred Stock Holder pursuant to this Section 3 so as to avoid the issuance of fractional shares.

3.3 Sale of Unsubscribed for Securities. If all of the Offering Securities are not subscribed for by the Preferred Stock Holders as provided in Sections 3.1 and 3.2, then during the ninety (90) day period following the expiration of all Company Offers, the Company may offer and sell such unsubscribed for Offering Securities to any Person or Persons, at a price and on terms that are no more favorable to the such Person or Persons than those specified in the Equity Offering Notice. If any such sale or sales are not consummated within such ninety (90) day period, the right provided hereunder shall be deemed to be revived and such Equity

Securities shall not be offered or sold unless first reoffered to the Preferred Stock Holders in accordance with this Section 3.

3.4 Exception. The rights of the Preferred Stock Holders under this Section 3 shall not apply to duly authorized issuances of: (i) shares of Common Stock issued as a stock dividend to holders of Common Stock or upon any subdivision or combination of shares of Common Stock; (ii) Conversion Shares; (iii) any Reserved Employee Shares; (iv) any securities issued as consideration to the sellers in connection with a bona fide acquisition by the Company whether pursuant to a merger, consolidation, sale of all or substantially all of the assets, sale or exchange of capital stock or other transaction, if such acquisition is approved by the Board of Directors; (v) Common Stock in a Qualified Public Offering; (vi) securities to an equipment lessor, bank, financial institution or similar entity in a borrowing or lease financing transaction; (vii) securities issued pursuant to a joint venture, technology licensing or research and development arrangements or pursuant to arrangements for the development, manufacture, distribution, marketing or sale of the Company’s products or services; (viii) any shares of Series B Stock issuable upon exercise of any Warrants issued to Designated Strategic Investors in connection with agreements related to strategic relationships and not entered into for equity financing purposes, and any shares of Common Stock issuable upon the conversion of such shares of Series B Stock; or (ix) up to an aggregate of 13,449,899 shares of Series C Stock issued pursuant to the Purchase Agreement and any shares of Common Stock issuable upon the conversion of such shares of Series C Stock; provided, however, that such transactions or arrangements set forth in clauses (iv), (vi) and (vii) immediately above shall have been entered into primarily for purposes other than equity financing purposes and shall have been approved by the Board.

SECTION 4: COVENANTS OF THE COMPANY.

4.1 Company Financial and Other Information. The Company shall furnish to each Preferred Stock Holder that holds an aggregate of at least one percent (1%), by voting power, of the outstanding shares of the capital stock of the Company then outstanding on a fully-diluted basis:

(a.) within one hundred and twenty (120) days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such fiscal year and the related consolidated statements of income, stockholders’ equity and cash flows for the fiscal year then ended, prepared in accordance with generally accepted accounting principles and certified by a firm of independent public accountants of recognized national standing selected by the Board; and

(b.) within forty-five (45) days after the end of each quarter in each fiscal year (other than the last quarter in each fiscal year) a consolidated balance sheet of the Company and its subsidiaries, if any, and the related consolidated statements of income, stockholders’ equity and cash flows, unaudited but prepared in accordance with generally accepted accounting principles and certified by the chief financial officer of the Company, such consolidated balance sheet to be as of the end of such quarter and such consolidated statements of income, stockholders’ equity and cash flows to be for such quarter and for the period from the beginning of the fiscal year to the end of such quarter, in each case with comparative statements for the prior fiscal year.

4.2 Inspection, Consultation and Advice. The Company shall permit and cause each of its subsidiaries (if any) to permit each Major Investor and such persons as such Major Investors may designate, at such Major Investor’s expense, to visit and inspect any of the properties of the Company and its subsidiaries, to examine their books and take copies and extracts therefrom, to discuss the affairs, finances and accounts of the Company and its subsidiaries with their officers, employees and public accountants (and the Company hereby authorizes said accountants to discuss with such Major Investor and such designees such affairs, finances and accounts), and to consult with and advise the management of the Company and its subsidiaries as to their affairs, finances and accounts, all at reasonable times and upon reasonable notice. Notwithstanding the foregoing, the Company shall not be obligated pursuant to this Section 4.2 to provide access to any information that it reasonably considers to be a trade secret or similar confidential information except pursuant to a nondisclosure agreement containing such restrictions and other terms as are reasonable and customary for the circumstances.

4.3 Agreements with Employees and Consultants. The Company shall obtain, and shall cause its subsidiaries (if any) to obtain, on or before the commencement of any person’s employment, an Employee Agreement from each person who takes employment with the Company or a subsidiary. The Company shall require each consultant or independent contractor who will have access to the Company’s trade secrets or other confidential information to sign and deliver to the Company a nondisclosure and assignment agreement that provides protection of the Company’s trade secrets and confidential information that equals or exceeds the protection provided by the Employee Agreement most recently entered into by the Company or approved by the Board of Directors (any such agreement, a “Consultant NDA”). The Company shall not amend, modify, terminate, waive or otherwise alter any material term or provision of any Employee Agreement or Consultant NDA without the affirmative vote or written consent of the Board of Directors.

4.4 Board of Directors Meetings; Committees. The Company will cause regular meetings of its Board of Directors to be held at least once every two (2) months, either in-person or telephonically, with at least twenty (20) days written notice (including facsimile and email transmissions) to the Board of Directors as to the time and place of such meetings. The Board shall maintain and support the activities of the following committees of the Board of Directors: (a) a compensation committee, which shall be responsible for, among other things, recommendations to the Board regarding management compensation (including, without limitation, salaries, bonuses and non-uniform benefits) and employment contracts, Company benefit plans, and adoption of and grants under stock option plans, and which shall consist of three (3) members, two of whom shall be Series A Directors and one of whom shall be the Series B Director; and (b) an audit committee, which will be responsible for, among other things, reviewing with management of the Company and with the Company’s independent auditors, both jointly and separately, the financial controls, accounting and audit and reporting activities of the Company, the performance of the Company’s auditors, and the capability and performance of the Company’s finance staff, and which shall consist of three (3) members, two of whom shall be Series A Directors and one of whom shall be the Series B Director.

4.5 Expenses of Directors. The Company promptly shall reimburse all persons not employed by the Company who are serving as directors of the Company for their reasonable out-of-pocket expenses incurred in attending meetings of the Board and all committees thereof and otherwise incurred in fulfilling their duties as directors.

4.6 Rule 144A Information. The Company shall, at all times during which it is neither subject to the reporting requirements of Exchange Act Sections 13 or 15(d), nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, provide in writing, upon the written request of any Investor or a prospective buyer of Purchased Shares or Conversion Shares from any Investor, all information required by Rule 144A(d)(4) under the Securities Act (such information, “Rule 144A Information”). The Company also shall, upon the written request of any Investor, cooperate with and assist such Investor or any member of the National Association of Securities Dealers, Inc. PORTAL system in applying to designate and thereafter maintain the eligibility of the Purchased Shares or Conversion Shares, as the case may be, for trading through PORTAL. The Company’s obligations under this section shall at all times be contingent upon the relevant Investor’s obtaining from the prospective buyer of Purchased Shares or Shares or Conversion Shares a written agreement to take all reasonable precautions to safeguard the Rule 144A Information from disclosure to anyone other than a Person who will assist such buyer in evaluating the purchase of any Preferred Shares or Conversion Shares.

4.7 Properties, Business, Insurance. The Company shall maintain and cause each of its subsidiaries (if any) to obtain as to their respective properties and business, with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as are customary for companies similarly situated, which insurance shall be deemed by the Company to be sufficient. The Company shall maintain directors’ and officers’ liability insurance for each Director and officer of the Company, having coverage limits and such other terms and conditions as are customary for companies similarly situated, but in no event shall such coverage limits be less than $5,000,000. The Company will provide a copy of the insurance policy regarding the directors’ and officers’ liability insurance to any holder of Preferred Stock upon request.

4.8 By-laws; Director Indemnification. The Company shall at all times cause the bylaws of the Company, as amended and/or restated from time to time (the “By-laws”), to provide that (a) unless otherwise required by the laws of the State of Delaware, (i) any three directors or (ii) any holder or holders of at least twenty percent (20%), by voting power, of the outstanding shares of Preferred Stock, shall have the right to call a meeting of the Board of Directors or stockholders and (b) the number of directors fixed in accordance therewith shall in no event conflict with any of the terms or provisions of the Preferred Stock as set forth in the Charter. The Company shall at all times maintain provisions in its Charter or By-laws indemnifying all directors against liability and absolving all directors from liability to the Company and its stockholders to the maximum extent permitted under the laws of the State of Delaware.

4.9 Compliance with ERISA. The Company shall comply, and cause each subsidiary to comply, with all minimum funding requirements applicable to any pension, employee benefit plans or employee contribution plans which are subject to ERISA or to the Code or any similar foreign laws, and comply and cause each subsidiary to comply with the provisions of ERISA and the Code and any similar foreign laws, and the rules and regulations thereunder.

4.10 Budget Approval and Compliance. Not later than sixty (60) days following the commencement of each fiscal year, the Company shall prepare and submit to, and obtain the approval of the Board of a business plan and monthly operating budgets in detail for such fiscal year, including capital and operating expense budgets, cash flow projections and profit and loss projections, all itemized in reasonable detail (including itemization of provisions for officers’ compensation). Following approval thereof, any material change to such business plan or monthly operating budgets shall be submitted to and approved by the Board. The Company shall not engage in any transaction or activity not in the ordinary course of business and not envisioned by such budget and business plan, unless such transaction or activity is approved by the Board of Directors. Nothing in this section shall be construed or interpreted to limit the obligations of the Company or the rights of the Investors under law, the Charter or By-laws, or any other provision of any of the Financing Documents.

4.11 Reserved Employee Shares. The Company may issue Reserved Employee Shares or grant options to purchase Reserved Employee Shares to its officers, directors, employees and consultants from time to time only with the prior approval of the Compensation Committee of the Board of Directors. The Company may increase the number of Reserved Employee Shares only with the prior approval of the Board of Directors and a majority of the Preferred Stock, voting as a single class. Unless otherwise approved by the Board of Directors, all stock options and other stock equivalents issued after the date of this Agreement to employees, directors, consultants and other service providers shall be subject to vesting as follows: (a) twenty-five percent (25%) of such stock shall vest at the end of the first year following the earlier of the date of issuance or such person’s services commencement date with the company, and (b) seventy-five percent (75%) of such stock shall vest over the remaining three (3) years. As of the date hereof, the Company shall have duly taken all corporate actions required to amend the Company’s 2000 Employee Incentive Plan, as amended from time to time, and the Company’s Director Stock Option Plan, as amended from time to time, so as to increase the aggregate number of shares of Common Stock remaining available for issuance pursuant to such plans on or after the date hereof, whether by grant of restricted stock awards, grants of stock options or reflective of shares underlying unexercised options, to 3,800,000 shares of Common Stock, with a minimum of 2,000,000 shares of Common Stock reserved for grants to Persons not employed by the Company on the date hereof. Unless otherwise approved by the Board of Directors, all grants of stock options and restricted stock after the date of this Agreement to employees, directors, consultants and other service providers shall be granted pursuant to an agreement with right of first refusal, drag-along and lockup restrictions substantially similar to those set forth in, as the case may be: (i) the form of Incentive Stock Option Agreement annexed hereto as Exhibit B; (ii) the Non-Qualified Stock Option Agreement annexed hereto as Exhibit C; or (iii) the Restricted Stock Agreement annexed hereto as Exhibit D.

4.12 Corporate Existence. The Company shall maintain and, except as otherwise permitted by Section 4.13, cause each of its subsidiaries (if any) to maintain, their respective corporate existence, rights and franchises in full force and effect.

4.13 Subsidiaries. The Company shall not organize or acquire any entity that is a subsidiary unless such subsidiary is wholly-owned (directly or indirectly) by the Company. The Company shall not permit any subsidiary to consolidate or merge into or with or sell or transfer all or substantially all its assets, except that any subsidiary may (i) consolidate or merge into or with or sell or transfer assets to any other subsidiary, or (ii) merge into or sell or transfer assets to the Company. The Company shall not sell or otherwise transfer any shares of capital stock of any subsidiary, except to the Company or another subsidiary, or permit any subsidiary to issue, sell or otherwise transfer any shares of its capital stock or the capital stock of any subsidiary, except to the Company or another subsidiary. The Company shall not permit any subsidiary to purchase or set aside any sums for the purchase of, or pay any dividend or make any distribution on, any shares of its capital stock, except for dividends or other distributions payable to the Company or another subsidiary.

4.14 Transactions with Affiliates. Except for transactions contemplated by this Agreement or as otherwise approved by the Board, neither the Company nor any of its subsidiaries shall enter into any transaction with any director, officer, employee or holder of more than one percent (1%) of the outstanding capital stock of any class or series of capital stock of the Company or any of its subsidiaries, member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or member of the family of any such person, is a director, officer, trustee, partner or holder of more than 1% of the outstanding capital stock thereof, except for transactions on customary terms related to such person’s employment.

4.15 Compliance with Laws. The Company shall comply, and cause each subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could materially adversely affect its business or condition, financial or otherwise.

4.16 Restrictive Agreements Prohibited. Neither the Company nor any of its subsidiaries shall become a party to any agreement that by its terms restricts the Company’s performance of any of the Financing Documents or the Charter.

4.17 Keeping of Records and Books of Account. The Company shall keep, and cause each subsidiary to keep, adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company and such subsidiary, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

4.18 Reserve for Conversion Shares. The Company shall take any and all action necessary to reserve for issuance and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Conversion Shares and otherwise complying with the terms of this Agreement, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of the Purchased Shares from time to time outstanding or otherwise to comply with the terms of this Agreement. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Purchased Shares or otherwise to comply with the terms of this Agreement, the Company will forthwith take any and all such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. The Company will obtain any authorization, consent, approval or other action by or make any filing with any court or administrative body that may be required under applicable state securities laws in connection with the issuance of shares of Common Stock upon conversion of the Purchased Shares.

4.19 U.S. Real Property Interest Statement. The Company shall provide prompt written notice to each Investor following any “determination date” (as defined in Treasury Regulation Section 1.897-2(c)(i)) on which the Company becomes a United States real property holding corporation. In addition, upon a written request by any Investor, the Company shall provide such Investor with a written statement informing the Investor whether such Investor’s interest in the Company constitutes a U.S. real property interest. The Company’s determination shall comply with the requirements of Treasury Regulation Section 1.897-2(h)(1) or any successor regulation, and the Company shall provide timely notice to the Internal Revenue Service, in accordance with and to the extent required by Treasury Regulation Section 1.897-2(h)(2) or any successor regulation, that such statement has been made. The Company’s written statement to any Investor shall be delivered to such Investor within ten (10) days of such Investor’s written request therefor. The Company’s obligation to furnish a written statement pursuant to this section shall continue notwithstanding the fact that a class of the Company’s stock may be regularly traded on an established securities market.

4.20 Renunciation of Corporate Opportunities.

(a.) In the event that a Director of the Company who is also a partner, member, manager, officer or employee of a venture capital or similar investment fund or firm that is a stockholder of the Company (such fund or firm, a “VC Investor”) (or of a general partner, manager or management company thereof) acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Company and the VC Investor with which such Director is associated, such director shall to the fullest extent permitted by law have fully satisfied and fulfilled his fiduciary duty with respect to such corporate opportunity, and the Company to the fullest extent permitted by law waives any claim that such business opportunity constituted a corporate opportunity that should have been presented to the Company or any of its Affiliates, if such director acts in a manner consistent with the following policy: a corporate opportunity offered to any person who is a director of the Company, and who is also a partner, member, manager, officer or employee of a VC Investor (or of a general partner, manager or management company thereof) shall belong to such VC Investor, unless such opportunity was expressly offered to such person solely in his or her capacity as a Director of the Company.

(b.) The Company acknowledges and agrees that (i) it is critical to each of Comcast, the Fidelity Investors, the EnerTech Investors, the Liberty Investor, the TL Investors, BCE, the Goldman Investor, and each Designated Strategic Investor (each a “Primary Investor”), that each of the Comcast Group, the Fidelity Entities, the EnerTech Entities, the Liberty Entities, the TL Entities, the BCE Entities, the Goldman Entities and the Designated Strategic Investor Entities of each Designated Strategic Investor (each a “Primary Investor Group”), be permitted to continue to develop each of their current and future business and investment activities (the “Activities”) without any restriction arising from an investment by a Primary Investor in the Company, the right of a Primary Investor to designate a director of the Company or any other relationship, contractual or otherwise, between a Primary Investor Group, on the one hand, and the Company or any of its Affiliates, on the other hand; (ii) from time to time, in connection with the Activities, a Primary Investor Group may have information (the

“Information”) that may be considered useful to the Company or certain other persons in their position as stockholders of the Company (which information may or may not be known by the members of the Company’s Board of Directors designated by a Primary Investor (a “Primary Investors Director”)); and (iii) a Primary Investor Director shall not be obligated to disclose the Information known to such person or entity to the Company except to the extent that the opportunity was expressly offered to such Primary Investor Director solely in his or her capacity as a director of the Company.

SECTION 5: GENERAL PROVISIONS.

5.1 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed given effectively upon personal delivery to the party to be notified or upon delivery by confirmed facsimile transmission, internationally-recognized overnight courier service, or by registered or certified U.S. mail postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days’ advance written notice to the other parties.

5.2 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. The Company represents and warrants to each Preferred Stock Holder that all Information and Registration Rights Agreements (or similar agreements providing information and/or registration rights) entered into among the Company (and its predecessors) and various holders of the Company’s (or its predecessors) capital stock have been terminated and no longer have any force or effect.

5.3 Amendment and Waiver. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of fifty percent (50%) of the Registrable Securities; provided, however, that no amendment shall be made and no waiver shall be effective with respect to Section 4.2 of this Agreement except with the written consent of the Company and the Major Investors holding fifty percent (50%) of the aggregate voting power of all Major Investors; and provided further, however, any amendment hereto that adversely affects the rights or obligations of any Holder (or affiliated group of Holders) without adversely affecting the rights or obligations of all Holders in a similar manner shall be effective against such Holder only if such Holder or Holders has consented to such amendment in writing and provided further, however, that this Section 5.3 may be amended or waived only with the written consent of the Company and all of the other parties hereto. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the Company and all present and future holders of Registrable Securities.

5.4 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

5.5 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated Persons or in the case of (i) Comcast, the Comcast Group, (ii) Fidelity Investors, the Fidelity Entities, (iii) EnerTech Investors, the EnerTech Entities, (iv) Liberty Investor, the Liberty Entities (v) Satter Investors, the Satter Group, (vi) TL Investors, the TL Entities, (vii) BCE, the BCE Entities, (viii) HQC, the HQC Entities, (ix) Goldman Investor, the Goldman Entities and (x) for each Designated Strategic Investor, its Designated Strategic Investor Entities, shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

5.6 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any .shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.7 Governing Law. This Agreement shall be governed by and construed under the internal laws of the State of Delaware, without regard to conflicts of law rules of such state.

5.8 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

5.9 Counterparts; Execution by Facsimile; Capacity as a Party. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature(s) which shall be binding on the party delivering same, to be followed by delivery of originally executed signature pages. Each party hereto is a party hereto in such capacity as a Series A Investor, Series B Investor and/or Series C Investor as is set forth on Schedule I hereto.

5.10 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.11 Additional Parties. Any Person that purchases shares of Series C Stock after the date hereof pursuant to Section 1.06 of the Purchase Agreement shall, as a condition to the purchase of such shares, become a party to this Agreement by signing and delivering to the Company a Joinder Agreement in substantially the form of Exhibit A hereto. Upon such purchase of shares pursuant to the Purchase Agreement and the execution and delivery by such Person of a Joinder Agreement (and the acceptance thereof by the Company), such Person shall be deemed an Investor hereunder, and Schedule I hereto shall be automatically amended without further action on the part of any of the parties hereto to reflect that such Person is an Investor hereunder. Promptly following receipt and acceptance of such Joinder Agreement, the Company shall give notice to the then-existing parties hereto of such Investor’s name and address for notice purposes.

5.12 Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement, the Purchase Agreement or the Stockholders Agreement, the transactions contemplated hereby or thereby, or the subject matter hereof or thereof (whether based on contract, tort or any other theory).

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INTELLON CORPORATION

By:	/s/ Charles E. Harris
Charles E. Harris Chairman and Chief Executive Officer

Intellon Second Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

CHARLES E. HARRIS REVOCABLE TRUST DATED SEPTEMBER 10, 1997

By:	/s/ Charles E. Harris
Name: Charles E. Harris Title: Trustee

Intellon Second Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

/s/ Charles E. Harris
Charles E. Harris

Intellon Second Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

HYDRO-QUÉBEC CAPITECH INC.

By:	/s/ Benoit Goyette
Name: Benoit Goyette Title: President and Chief Executive Officer

Intellon Second Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

DUCHOSSOIS TECNOLOGY PARTNERS, LLC

By:	/s/ Daniel J. Phelps
Name: Daniel J. Phelps Title: Partner

DUCHOSSOIS TECHNOLOGY PARTNERS, LLC

By:	/s/ Daniel J. Phelps
Name: Daniel J. Phelps Title: Partner

Intellon Second Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

/s/ Scott G. Randall
Scott G. Randall

Intellon Second Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

LAP INTELLON HOLDINGS, LLC

By:	/s/ Scott G. Bruce
Name: Scott G. Bruce Title: Managing Director & VP

Intellon Second Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

TECHNOLOGY LEADERS II L.P.

By:	Technology Leaders II Management L.P.,
its General Partner

By:	TL Ventures Inc.,
its General Partner

By:	/s/ Janet L. Stott
Name: Janet L. Stott Title: Controller

TECHNOLOGY LEADERS II OFFSHORE C.V.

By:	Technology Leaders II Management L.P.,
its General Partner

By:	TL Ventures Inc.,
its General Partner

By:	/s/ Janet L. Stott
Name: Janet L. Stott Title: Controller

Intellon Second Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

ABS EMPLOYEES’ VENTURE FUND LIMITED PARTNERSHIP

By:	Alex Brown Investments Inc.
its General Partner

By:	/s/ Terrence Finn
Name: Terrence Finn Title: Vice President and Assistance Secretary

By:	/s/ Joseph Rice
Name: Joseph Rice Title: Vice President and Assistant Secretary

Intellon Second Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

BCE INC.

By:	BCE Capital Inc.
Its Manger

By:	/s/ Gary Rubinoff
Name:
Title:

Intellon Second Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Stockholders Agreement as of the date first above written.

/s/ Eugene F. Brigham
Eugene F. Brigham

SPECIAL TRUST FOR KATHERINE L. BRIGHAM

By:	/s/ Eugene F. Brigham, Trustee
Name: Eugene F. Brigham
Title: Trustee

SPECIAL TRUST FOR LAURA H. BRIGHAM

By:	/s/ Eugene F. Brigham, Trustee
Name: Eugene F. Brigham
Title: Trustee

Intellon Second Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

COMCAST INTERACTIVE CAPITAL, LP

By:	Comcast CICG GP, LLC, its general partner

By:	Comcast Capital Corporation, its manager

By:	/s/ James P. McCue
Name: James P. McCue
Title: President

Intellon Second Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

ENERTECH CAPITAL PARTNERS II L.P.

By:	ECP II MANAGEMENT L.P.,
Its General Partner

By:	ECP II MANAGEMENT LLC,
Its General Partner

By:	/s/ Scott Ungerer
Name: Scott Ungerer
Title: President

ECP II INTERFUND L.P.

By:	ECP II MANAGEMENT LLC,
Its General Partner

By:	/s/ Scott Ungerer
Name: Scott Ungerer
Title: President

Intellon Second Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

MUNEER A. SATTER REVOCABLE TRUST

By:	/s/ Muneer A. Satter
Name: Muneer A. Satter
Title: Trustee

ABDUS SATTER TRUST DATED 7/25/00

By:	/s/ Muneer A. Satter
Name: Muneer A. Satter
Title: Trustee

SATTER FAMILY TRUST DATED 7/25/00

By:	/s/ Muneer A. Satter
Name: Muneer A. Satter
Title: Trustee

SATTER CHILDREN’S TRUST U/T/D/ 9/27/02

By:	/s/ Muneer A. Satter
Name: Muneer A. Satter
Title: Trustee

Intellon Second Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Stockholders Agreement as of the date first above written.

/s/ Jonathan Meyers
Jonathan Meyers

Intellon Second Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor’s Rights Agreement as of the date first above written.

UMC CAPITAL CORPORATION

By:	/s/ Duen-Chian Cheng
Name: Duen-Chian Cheng
Title: President

Intellon Second Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Stockholders Agreement as of the date first above written.

INTEL CAPITAL CORPORATION

By:	/s/ James W. McCall
Name: James W. McCall
Title: Assistant Treasurer

Intellon Second Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Stockholders Agreement as of the date first above written.

MOTOROLA, INC.

By:	/s/ Warren E. Holtsberg
Name: Warren E. Holtsberg
Title: Corporate Vice President

Intellon Second Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor’s Rights Agreement as of the date first above written.

GOLDMAN, SACHS & CO.
on behalf of its Principal Strategies Group

By:	/s/ Nick Advani
Name: Nick Advani
Title: Managing Director

Intellon Second Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Stockholders Agreement as of the date first above written.

SVIC NO. 4 NEW TECHNOLOGY BUSINESS INVESTMENT L.L.P.

By:	Samsung Venture Investment Corporation

By:	/s/ Sang Ki Kim
Name: Sang Ki Kim
Title: Chief Executive Officer

Intellon Second Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Stockholders Agreement as of the date first above written.

BURTON LASALLE INVESTMENT FUND, L.P.

By:	Burton LaSalle Capital Investors, LLC
its General Partner

By:	/s/ Ruben Sklar
Name: Ruben Sklar
Title: Manager

Intellon Second Amended and Restated Investors’ Rights Agreement

Schedule I

Schedule of Parties to Amended and Restated Investors’ Rights Agreement

THE COMPANY:

Intellon Corporation

[Address]

SERIES A INVESTORS:

Cogency

[Address]

EnerTech Capital Partners II L.P.

[Address]

ECP II Interfund, L.P.

[Address]

Comcast Interactive Capital, LP

[Address]

LAP Intellon Holdings, LLC

[Address]

Fidelity Investors III Limited Partnership

[Address]

Fidelity Ventures III Limited Partnership

[Address]

Fidelity Ventures Principals I, L.L.C.

[Address]

Fidelity Ventures Principals III Limited Partnership

[Address]

Hydro-Quebec CapiTech Inc.

[Address]

UMC Capital Corporation

[Address]

Technology Leaders II, L.P.

[Address]

Technology Leaders II Offshore CV

[Address]

Muneer A. Satter Revocable Trust

[Address]

Abdus Satter Trust dated 7/25/00

[Address]

Satter Family Trust dated 7/25/00

[Address]

Satter Children’s Trust U/T/D 9/27/02

[Address]

Duchossois Technology Partners, LLC

[Address]

Charles E. Harris Revocable Trust dated September 10, 1997

[Address]

Eugene F. Brigham

[Address]

Special Trust For Katherine L. Brigham

[Address]

Special Trust For Laura H. Brigham

[Address]

Burton LaSalle Investment Fund, L.P.

[Address]

Utech Climate Challenge Fund, L.P.

[Address]

Michael E. Barker

[Address]

Thomas W. Littauer

[Address]

John P. Greeley and Mary M. Greeley, Tenants by the Entirety

[Address]

Horst G. Sandfort

[Address]

Dr. Corey Ruth, MD

[Address]

Thomas G. Mendell

[Address]

ABS Employees’ Venture Fund Limited Partnership

[Address]

Jonathan Meyers

[Address]

Puget Western, Inc.

[Address]

MP Investments, Inc.

[Address]

Progress Energy Inc.

[Address]

DTE Energy Ventures

[Address]

HEI Properties, Inc.

[Address]

MHC Investment Company

[Address]

Landmark Equity Partners X, L.P.

[Address]

PPL Energy Funding Corporation

[Address]

Aquila, Inc.

[Address]

WPS Resources Corporation

[Address]

Landmark IAM Partnership, L.P.

[Address]

Scott G. Randall

[Address]

Evan Davis

[Address]

Philips Venture Capital Fund B.V.

[Address]

SERIES B INVESTORS:

BCE Inc.

[Address]

Charles E. Harris Revocable Trust dated September 10, 1997

[Address]

Comcast Interactive Capital, LP

[Address]

Duchossois Technology Partners, LLC

[Address]

EnerTech Capital Partners II L.P.

[Address]

ECP II Interfund, L.P.

[Address]

Fidelity Investors III Limited Partnership

[Address]

Fidelity Ventures III Limited Partnership

[Address]

Fidelity Ventures Principals I, L.L.C.

[Address]

Fidelity Ventures Principals III Limited Partnership

[Address]

Hydro-Quebec CapiTech Inc.

[Address]

LAP Intellon Holdings, LLC

[Address]

Muneer A. Satter Revocable Trust

[Address]

Abdus Satter Trust dated 7/25/00

[Address]

Satter Family Trust dated 7/25/00

[Address]

Satter Children’s Trust U/T/D 9/27/02

[Address]

Technology Leaders II, L.P.

[Address]

Technology Leaders II Offshore CV

[Address]

UMC Capital Corporation

[Address]

Thomas G. Mendell

C/O The Beacon Group, LP

[Address]

Scott G. Randall

[Address]

SERIES C INVESTORS:

Goldman, Sachs & Co. Principal Strategies Group

[ADDRESS]

SVIC NO. 4 NEW TECHNOLOGY BUSINESS INVESTMENT L.L.P.

[ADDRESS]

DESIGNATED STRATEGIC INVESTORS:

Intel Corporation

[ADDRESS]

Samsung Venture Investment Corporation Company, Ltd.

[ADDRESS]

Motorola, Inc.

[ADDRESS]

EXHIBIT A

JOINDER AGREEMENT

This Joinder Agreement (“Joinder Agreement”) is executed by the undersigned (the “New Stockholder”) pursuant to the terms of that certain Second Amended and Restated Investors’ Rights Agreement dated as of December 15, 2006, as amended and/or restated from time to time, among Intellon Corporation, a Delaware corporation (the “Company”) and the Persons party thereto (the “Investors’ Rights Agreement”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Investors’ Rights Agreement. By the execution of this Joinder Agreement, the New Stockholder agrees as follows:

SECTION 1: Acknowledgment. New Stockholder acknowledges that in connection with his, her or its purchase of shares of Series C Stock of the Company, he, she or it has been provided a copy of and has read and understands the terms and conditions of such Investors’ Rights Agreement.

SECTION 2: Agreement. New Stockholder hereby agrees that, upon the acceptance of this Joinder Agreement by the Company, New Stockholder shall be joined as a party to the Investors’ Rights Agreement with the same force and effect as if New Stockholder were originally a party thereto, and that New Stockholder shall have all of the rights and obligations of an “Investor” thereunder.

SECTION 3: Notice. Any notice required or permitted by the Investors’ Rights Agreement shall be given to New Stockholder at the address listed beside New Stockholder’s signature below.

Executed as of this ____day of___________,______.

Print Name of Stockholder

By:
Name:

Title (if applicable):.

Address:

Fax:

ACCEPTED:

Intellon Corporation

By:
Name:
Title:

Joinder to Intellon Corporation Second Amended and Restated Investors’ Rights Agreement